SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.         )

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☐ PreliminaryProxy Statement	☐ Confidential, For Use of the Commission Only(as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

PEMCO AVIATION GROUP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Pemco Aviation Group, Inc.

1943 North 50th Street

Birmingham, Alabama 35212

April 14, 2003

To the stockholders of Pemco Aviation Group, Inc.:

You are cordially invited to attend the annual meeting (the “Annual Meeting”) of stockholders of Pemco Aviation Group, Inc., a Delaware corporation (the “Company”), to be held at 9:00 a.m., local time, on Wednesday, May 14, 2003, at the Company’s principal executive offices at 1943 North 50th Street, Birmingham, Alabama 35212. Notice of the Annual Meeting, a Proxy Statement and a form of Proxy accompany this letter.

Also enclosed is the Company’s 2002 Annual Report on Form 10-K.

Information about the Annual Meeting and the various matters on which the stockholders will act is included in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement. Please carefully consider the enclosed Proxy Statement and execute and return your Proxy so that the Company may be assured of the presence of a quorum at the Annual Meeting. A postage prepaid envelope is enclosed for your convenience in replying. The prompt return of your Proxy will be of great assistance in reducing the expense of subsequent mailings. If you attend the Annual Meeting, and so elect, you may withdraw your Proxy and vote in person.

Sincerely,

Ronald A. Aramini

President and Chief Executive Officer

Pemco Aviation Group, Inc.

1943 North 50th Street

Birmingham, Alabama 35212

NOTICE OF ANNUAL MEETING OF

STOCKHOLDERS AND PROXY STATEMENT

To the stockholders of Pemco Aviation Group, Inc.:

Notice is hereby given that the annual meeting of stockholders (the “Annual Meeting”) of Pemco Aviation Group, Inc. (the “Company”) will be held at 9:00 a.m., local time, on Wednesday, May 14, 2003, at the Company’s principal executive offices at 1943 North 50th Street, Birmingham, Alabama 35212.

The Annual Meeting is being called for the following purposes:

1.	To elect nominees to the board of directors of the Company (the “Board”).

2.	To approve an amendment to the Company’s Nonqualified Stock Option Plan (the “Option Plan Amendment”).

3.	To ratify the appointment of the Company’s independent pubic accountants (the “Appointment of Accountants”).

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board has fixed the close of business on March 31, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

After careful consideration, the Board has determined that the election of the director nominees, the Option Plan Amendment and the Appointment of Accountants are advisable and has directed that they be submitted to the Company’s stockholders for their approval. The Board unanimously recommends that you vote in favor of the election to the Board of each nominee named in the Proxy Statement, the Option Plan Amendment and the Appointment of Accountants.

Accompanying this Notice of Annual Meeting is a Proxy. Whether or not you expect to attend the Annual Meeting, please complete, sign and date the enclosed Proxy and return it promptly. If you plan to attend the Annual Meeting and wish to vote your shares personally, you may do so at any time before the Proxy is voted.

All stockholders are cordially invited to attend the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Ronald A. Aramini

President and Chief Executive Officer

Birmingham, Alabama

April 14, 2003

Pemco Aviation Group, Inc.

1943 North 50th Street

Birmingham, Alabama 35212

PROXY STATEMENT

General

The board of directors (the “Board”) of Pemco Aviation Group, Inc. (the “Company”) is soliciting the enclosed Proxy for use at the annual meeting of stockholders to be held on May 14, 2003, at 9:00 a.m., local time, at the principal executive offices of the Company at 1943 North 50th Street, Birmingham, Alabama 35212 (the “Annual Meeting”). This Proxy Statement was first mailed to stockholders on or about April 14, 2003.

All stockholders who find it convenient to do so are cordially invited to attend the Annual Meeting in person. In any event, please complete, sign, date and return the Proxy in the enclosed envelope.

Voting

Stockholders of record at the close of business on March 31, 2003 will be entitled to vote at the Annual Meeting. As of March 31, 2003, 4,044,955 shares of common stock, par value $.0001 per share, of the Company (the “Common Stock”) were outstanding. Each share of Common Stock is entitled to one vote. A majority of the outstanding shares of Common Stock, present in person or represented by proxy at the Annual Meeting, constitutes a quorum.

Once a quorum of the stockholders is established, the following votes are required to approve each item of business at the meeting:

•	Election of Directors: A plurality of the votes cast at the Annual Meeting (in person or by proxy) is required to approve the election of directors.

•	Other Items: A majority of the votes cast at the Annual Meeting (in person or by proxy) is required to approve the other items of business (the Option Plan Amendment, the Appointment of Accountants and any other business).

Abstentions and broker non-votes will be counted for purposes of establishing a quorum only. Unless instructed to the contrary, the shares represented by the Proxies will be voted for the election of directors, the Option Plan Amendment and the Appointment of Accountants.

Revocability of Proxies

A Proxy may be revoked by written notice to the Vice President—Legal and Corporate Affairs of the Company at any time prior to the voting of the Proxy, or by executing a later-dated Proxy, or by attending the Annual Meeting and voting in person. Unless instructed to the contrary, unrevoked Proxies will be voted for the election of the nominees to the Board, the Option Plan Amendment and the Appointment of Accountants.

Solicitation

The cost of preparing, assembling and mailing the Notice of Annual Meeting, Proxy Statement and Proxy is being borne by the Company.

PROPOSAL 1

ELECTION OF DIRECTORS

General

The Board currently consists of six directors that are divided into three classes, with staggered terms of office. The terms of office of each class expire in successive years. The term for the Class III director, Michael E. Tennenbaum, expires at this Annual Meeting. The terms for the Class I directors, Messrs. Aramini, Bowling and Yates, will expire in 2004. The terms for the Class II directors, Messrs. Holdsworth and Richards, will expire in 2005. The Board is recommending the election of Michael E. Tennenbaum and Robert Joyal as Class III directors. Each of the Class III directors elected at this Annual Meeting will serve a three-year term expiring at the 2006 Annual Meeting of Stockholders or until his respective successor is elected and qualified, or until his earlier resignation or removal.

Vote Required; Board Recommendation

The affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to elect the two director nominees to the Board. Accordingly, abstentions or broker non-votes as to the election of directors will not affect the election of the nominees receiving the plurality of votes. Unless instructed to the contrary, the shares represented by the Proxies will be voted for the election of each of the two nominees named below as directors. Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve, the shares represented by the Proxies will be voted for another person or persons designated by the Board. In no event will the Proxies be voted for more than two nominees.

The Board unanimously recommends that you vote in favor of the election to the Board of each nominee named in this Proxy Statement.

Director Nominees and Current Directors

The names of the nominees and the directors who will continue to serve unexpired terms and certain information relating to them, including the business experience of each, follow.

Nominees

Robert E. Joyal (age 58) is being nominated to serve as a director of the Company for the first time. Mr. Joyal is the President of David L. Babson & Company Inc. (“Babson”), an investment management firm, a position he has held since 2001. Mr. Joyal served as Managing Director of Babson from 2000 to 2001. He is President of each of MassMutual Corporate Investors (investment company) and MassMutual Participation Investors (investment company), positions he has held since 1999. Mr. Joyal has a pending nomination to become a trustee of each of MassMutual Corporate Investors and MassMutual Participation Investors. Mr. Joyal served as Executive Director (1997-1999) and Vice President and Managing Director (1987-1997) of MassMutual Life Insurance Company. He currently serves as a director of Antares Capital Corporation (high yield bank loans) and MassMutual Corporate Value Partners (investment company).

Michael E. Tennenbaum (age 67) was appointed Chairman of the Board in 1999. Mr. Tennenbaum has been the managing member of Tennenbaum & Co., LLC since its inception in 1996. Mr. Tennenbaum currently serves as Vice Chairman of the board of directors of Party City Corporation and serves on the board of directors of Anacomp, Inc. in addition to certain privately-held companies. Mr. Tennenbaum previously served on the boards of directors of Arden Group, Inc.; Bear, Stearns & Co., Inc.; Jenny Craig, Inc.; Sun Gro Horticulture, Inc.; and Tosco Corporation. Mr. Tennenbaum received a B.S. from the Georgia Institute of Technology in Industrial Engineering and an M.B.A., with honors, from Harvard University.

Directors Whose Terms Expire in 2004

Harold T. “Skip” Bowling (age 68) was appointed to the Board in 1999 and as Vice Chairman of the Board in 2000. Mr. Bowling was an executive with Lockheed Martin for 43 years. From 1995 until his retirement in 1997, he served as President of Lockheed Martin Aeronautics International (military/commercial aircraft maintenance/modification business). Mr. Bowling received a B.S. in Aeronautical Engineering from the Georgia Institute of Technology and an M.B.A. from Georgia State University.

Ronald A. Aramini (age 57) was appointed as a member of the Board and became President and Chief Executive Officer of the Company in 2000. From 1996 to 1999, Mr. Aramini served as the Senior Vice President-Operations for America West Airlines, Inc. Prior to this position, he served as President and Chief Executive Officer of Allegheny Airlines from 1993 to 1996.

Ronald W. Yates (age 64) was appointed as a member of the Board in December 2001. General Yates is an independent consultant to the aerospace industry. General Yates retired as a four star General from the Air Force in 1995, after 35 years of service, the last three of which were spent commanding the day-to-day operations of the Air Force Material Command. General Yates is a member of the Board of Visitors of the National Defense University and a member of the Board of Directors of the U.S. Air Force Academy’s Association of Graduates. He is a graduate of the U.S. Air Force Academy and received a Masters Degree in Systems Management from the University of Southern California.

Directors Whose Terms Expire in 2005

Mark K. Holdsworth (age 37) was appointed as a member of the Board in 1999. He is a founding principal of Tennenbaum & Co., LLC and has served in that capacity since 1996. He is also a founding member and Managing Partner of Tennenbaum Capital Partners, LLC (formerly known as Special Value Investment Management, LLC), an investment fund focused on high yield debt instruments and special situation investments. Prior to joining Tennenbaum & Co., LLC, Mr. Holdsworth served as Vice President, Corporate Finance, of US Bancorp Libra, a high yield debt securities investment banking boutique, from 1994 to 1996. He received a B.S. in Physics from Pomona College, a B.S. with honors in Engineering and Applied Science from the California Institute of Technology and an M.B.A. from Harvard University.

Thomas C. Richards (age 73) was appointed as a member of the Board in 1995. General Richards was President of the National Security Industrial Association of Washington, D.C., a nonprofit corporation, from 1995 until 1997. General Richards has served as a consultant to Cubic Defense Systems of San Diego, California and Mantech International of Fairfax, Virginia, companies involved in the aviation and defense industry, since 1994. He was appointed by the President as the Administrator of the Federal Aviation Administration from 1991 to 1992, after having served on the Aviation Security and Terrorism Commission which was formed by the President to review the Pan Am 103 accident. General Richards retired as a four star General from the U.S. Air Force in 1989 after 33 years of service, the last three of which were spent commanding the day-to-day operations of the U.S. European Command. General Richards currently serves on the advisory board of the Falcon Foundation. He received a B.A. from the Virginia Institute of Technology and an M.A. in Communications from Pennsylvania State University and attended the Army War College.

Information Concerning the Board and Certain Committees Thereof

The Board.    The Board held seven meetings during 2002. All incumbent directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings of the committees of the Board on which such directors served.

Audit Committee.    The Audit Committee, which currently consists of Messrs. Holdsworth, Bowling, Richards and Yates, met five times during 2002. The Audit Committee reviews the annual audits by the Company’s independent public accountants, reviews and evaluates internal accounting controls, recommends the selection of the Company’s independent public accountants, reviews and passes upon (or ratifies) related party transactions and conducts such reviews and examinations as it deems necessary with respect to the practices and policies of, and the relationship between, the Company and its independent public accountants. See “AUDIT COMMITTEE REPORT.”

Compensation Committee.    The Compensation Committee, which currently consists of Messrs. Richards and Bowling, met six times during 2002. The Compensation Committee makes recommendations on executive compensation and selects those persons eligible to receive grants of stock, stock options and stock appreciation rights under the Company’s Nonqualified Stock Option Plan. See “COMPENSATION COMMITTEE REPORT.”

Executive Committee.    The Executive Committee, which currently consists of Mr. Tennenbaum, did not meet during 2002. The primary function of the Executive Committee is director-level review and approval of non-routine matters of significance during the periods between scheduled meetings of the Board.

Finance Committee.    The Finance Committee, which consisted of Matthew L. Gold and Mark K. Holdsworth in 2002, met 12 times during 2002. The Finance Committee met monthly with Company management to review the operating results of the Company and to act as the oversight committee for the Company’s defined benefit plans. Following 2002, the Board of Directors assigned the past functions of the Finance Committee to the Audit Committee and the Finance Committee ceased to function as a standing committee.

Nominating Committee.    The Nominating Committee, which currently consists of Messrs. Bowling and Richards, did not meet in 2002. The Nominating Committee recommends individuals for election to the Board and will consider individuals proposed by stockholders if proposals are submitted in a timely manner to the Secretary of the Company. See “DEADLINE FOR STOCKHOLDER PROPOSALS.” The Nominating Committee met in January 2003 to nominate the current board nominees for Class III directors as described in this Proxy Statement.

Compensation of the Company’s Directors

The Company currently has an arrangement whereby each outside director earns an annual retainer of $28,000 plus $2,000 for each committee on which he serves as Chairman, and $1,000 plus expenses for attendance at each meeting of the Board and related activities. The directors also earn $1,000 plus expenses in connection with attendance at each meeting of a committee of the Board, except when a committee meets in conjunction with a full Board meeting. Pursuant to the Company’s Nonqualified Stock Option Plan, outside directors each receive an annual grant of options for 20,000 shares of Common Stock on the same date on which the Compensation Committee makes its annual grant of options to the Company’s officers and other key employees. The exercise price of the options granted to outside directors is the fair market value of the Common Stock on the date of the grant. The Board of Directors has approved an amendment to the Nonqualified Stock Option Plan to increase the maximum number of shares of Common Stock reserved for issuance under the Plan from 1,500,000 to 2,000,000. See “PROPOSAL 2—APPROVAL OF AMENDMENT TO THE NONQUALIFIED OPTION PLAN OF THE COMPANY.”

The Company currently has an arrangement whereby non-employee directors are compensated for special project work for Company-related activities that are outside of their normal duties as directors and members of committees of the Board. The arrangement provides for compensation at the rate of $2,000 per eight-hour day. During 2002, the Company paid the following amounts to non-employee directors for such special assignments: Michael E. Tennenbaum—$32,000, Harold T. “Skip” Bowling—$36,000, Mark K. Holdsworth—$21,000, Thomas C. Richards—$25,500 and Ronald W. Yates—$9,000.

The Company has a three-year retirement benefit for its directors payable after they retire or otherwise terminate their service as a director of the Company. Directors retiring from the Company are entitled to benefits as follows:

Retirement Benefit Payable	Under Five Years of Service	Five or More Years of Service
1st Year	$4,500	$9,000
2nd Year	3,000	6,000
3rd Year	1,500	3,000

Upon retirement, this annual benefit is paid to former directors on a quarterly basis for the three-year term of the benefit.

Compensation Committee Interlocks and Insider Participation

Currently, the Compensation Committee consists of Messrs. Richards and Bowling. There were no insider participations nor Compensation Committee interlocks among the members of the Company’s Compensation Committee during 2002.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Management

The following table sets forth certain information with respect to each of the executive officers of the Company as of March 31, 2003.

Name	Age	Position
Ronald A. Aramini	57	President, Chief Executive Officer and Director
John R. Lee	56	Senior Vice President and Chief Financial Officer
Doris K. Sewell	44	Vice President—Legal and Corporate Affairs
Eric L. Wildhagen	48	Vice President—Engineering and Product Support

Ronald A. Aramini was appointed as a member of the Board and became President and Chief Executive Officer of the Company in 2000. From 1996 to 1999, Mr. Aramini served as the Senior Vice President—Operations for America West Airlines, Inc. Prior to this position, he served as President and Chief Executive Officer of Allegheny Airlines from 1993 to 1996.

John R. Lee has served as Senior Vice President and Chief Financial Officer since 2000. From 1987 through 2000, Mr. Lee served as Vice President, Finance of Teledyne Brown Engineering, a division of Teledyne Technologies, Inc., a conglomerate of high technology businesses.

Doris K. Sewell has served as Vice President—Legal and Corporate Affairs of the Company since 2000. From 1995 to 2000, Ms. Sewell served as Vice President, Corporate Counsel for Just For Feet, Inc.

Eric L. Wildhagen has served as Vice President—Engineering and Product Support since February 2001. From 2000 to 2001, Mr. Wildhagen served as Group Head—Mechanical Engineering, Gulfstream Corporation. From 1988 to 2000, Mr. Wildhagen served as Manager of Engineering for BAE Systems Corporation, an aircraft modification company.

Executive Compensation

Summary of Compensation

The following table sets forth a summary of the compensation paid or accrued during each of the last three fiscal years with regard to (i) the Company’s Chief Executive Officer and (ii) the three other highest paid officers of the Company who served as executive officers during 2002 and whose total salary and bonus exceeded $100,000 during 2002 (collectively the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

						Long-Term Compensation Awards )	All Other Compensation($)
	Annual Compensation					Securities Underlying Options (#)
Name and Principal Position	Year	Salary($)		Bonus($)
Ronald A. Aramini President and Chief Executive Officer	2002 2001 2000	$ $ $	300,040 275,210 250,008	$ $	275,000 250,016 -0-	50,000 20,000 100,000	$ $ $	44,655 24,000 56,446	(1)

John R. Lee Senior Vice President and Chief Financial Officer	2002 2001 2000	$ $ $	189,202 181,038 120,313	$ $	90,128 59,808 -0-	16,000 11,000 30,000	$ $ $	45,496 55,675 79,882	(1)

Doris K. Sewell Vice President—Legal and Corporate Affairs	2002 2001 2000	$ $ $	151,242 142,545 99,486	$ $ $	58,805 41,272 5,000	12,000 10,000 8,000		N/A N/A N/A

Eric L. Wildhagen Vice President—Engineering and Product Support	2002 2001 2000	$ $	122,382 97,705 N/A		$31,850 -0- N/A	5,600 6,000 N/A		N/A N/A N/A

(1)	Amount for Mr. Aramini reflects $43,000 in housing allowances provided by the Company and $1,655 of premiums paid on a term life insurance policy for Mr. Aramini’s benefit. Amount for Mr. Lee reflects expenses paid in connection with relocation and temporary living for such executive.

Option Grants

The following table sets forth certain summary information concerning individual grants of stock options made during 2002 to the Named Executive Officers.

Option Grants in Last Fiscal Year

Name	Number of Securities Underlying Options Granted(#)(1)	Percent of Total Options Granted To Employees In Fiscal Year	Exercise Price ($/Sh)	Expiration Date
					Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
					5%	10%
Ronald A. Aramini	50,000	34.1%	$16.49	3/4/12	$518,524	$1,314,041
John R. Lee	16,000	10.9%	$16.49	3/4/12	$165,928	$420,493
Doris K. Sewell	12,000	8.2%	$16.49	3/4/12	$124,446	$315,370
Eric L. Wildhagen	5,600	3.8%	$16.49	3/4/12	$58,075	$147,173

(1)	These options were granted pursuant to the Company’s Nonqualified Stock Option Plan.

(2)	These amounts represent assumed rates of appreciation in the price of the Common Stock during the terms of the options in accordance with rates specified in applicable federal securities regulations. Actual gains, if any, on stock option exercises will depend on the future price of the Common Stock and overall stock market conditions. There is no representation that the rates of appreciation reflected in this table will be achieved.

Options Exercised

The following table sets forth certain information concerning exercises of stock options by the Named Executive Officers during 2002 and the number of options and value of unexercised options held by such persons at December 31, 2002.

Aggregated Option Exercises In Last Fiscal Year

And Fiscal Year End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Shares Underlying Unexercised Options at Fiscal Year-End (#)	Value of Unexercised in-the-Money Options at Fiscal Year-End ($)
			Exercisable/Unexercisable	Exercisable/Unexercisable(1)
Ronald A. Aramini	-0-	N/A	77,500/92,500	$1,056,850/$1,004,350
John R. Lee	-0-	N/A	27,500/29,500	$346,380/$318,340
Doris K. Sewell	9,000	$87,895	5,000/16,000	$48,780/$153,740
Eric L. Wildhagen	3,000	$43,346	1,400/7,200	$9,604/$67,737

(1)	Based on $23.35 per share, the closing price reported by NASDAQ for the Company’s Common Stock on December 31, 2002.

Equity Compensation Plan Information

The following table summarizes the securities that have been authorized for issuance under the Company’s sole equity compensation plan, the Nonqualified Stock Option Plan, as of December 31, 2002.

Plan Category	Number of Shares to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of Shares remaining available for future issuance under equity compensation plans (excluding Shares reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	699,441	$12.04	385,148
Equity compensation plans not approved by security holders	-0-	N/A	N/A
Total	699,441	$12.04	385,148

Pension Plans

The executive officers of the Company are eligible to participate in the pension plan of Pemco Aeroplex, Inc., a wholly-owned subsidiary of the Company (the “Pension Plan”). The following table sets forth the annual retirement benefits payable under the Pension Plan upon retirement at age 65 assuming (i) an employee’s average annual compensation for the five-year period preceding retirement and (ii) actual retirement on January 1, 2003. The Pension Plan is a tax qualified defined benefit plan and is subject to certain maximum benefit provisions. The Pension Plan benefit formula is equal to:

(a)	1% of the employee’s final average compensation for the last five years of benefit service not to exceed $200,000 for 2002, less $6,600, multiplied by the employee’s years of credited service (not to exceed 30 years), plus

(b)	$144 multiplied by the employee’s years of credited service (not to exceed 30 years).

The compensation utilized in the Pension Plan formula includes base pay and does not consider bonuses. Pension Plan benefits are not subject to deduction for Social Security or other offset amounts.

	Years of Service
Remuneration	15	20	25	30
$125,000	$19,920	$26,560	$33,200	$39,840
150,000	23,670	31,560	39,450	47,340
175,000	27,420	36,560	45,700	54,840
200,000	31,170	41,560	51,950	62,340
225,000	31,170	41,560	51,950	62,340
250,000	31,170	41,560	51,950	62,340
300,000	31,170	41,560	51,950	62,340
400,000	31,170	41,560	51,950	62,340
450,000	31,170	41,560	51,950	62,340
500,000	31,170	41,560	51,950	62,340

Assumes:        1.  Remuneration is latest five-year average annual salary.

2.  Retirement is at age 65 or later.

3.  No joint and survivor option elected.

To date, none of the Named Executive Officers has five years of credited service.

Compensation Plans

On November 2, 1990, the Board adopted a 401(k) Savings Plan for employees of the Company and its subsidiaries effective October 1, 1990 (the “401(k) Plan”), which is qualified under Subsection 401(k) of the Internal Revenue Code. All employees of the Company and its subsidiaries who (i) are not covered by any collective bargaining agreement and (ii) have attained age 21, may join the 401(k) Plan. The 401(k) Plan allows employees to defer some of their pre-tax income by investing in the 401(k) Plan. Deferred amounts representing up to 15% of compensation per year (in 2002 not to exceed $11,000 for employees under the age of 50, and $12,000 for employees aged 50 and above) can be deposited in the 401(k) Plan where they may earn income tax-free until distribution. Although the 401(k) Plan allows for matching contributions by the Company, as of the date of this Proxy Statement, matching contributions have only been made to the employees of Pemco Engineers, Inc. pursuant to the collective bargaining agreement between the Company and the United Automobile, Aerospace, and Agricultural Implement Workers of America. An administrative committee composed of four employees of the Company currently administers the 401(k) Plan. Directors who are not also employees of the Company are not eligible to participate in the 401(k) Plan.

Employment Contracts

Pursuant to an agreement effective January 1, 2000, as amended and restated as of May 3, 2002 (the “Employment Agreement”), Ronald A. Aramini became President and Chief Executive Officer of the Company. The Employment Agreement covers the period from January 1, 2000 until December 31, 2005 (the “Employment Period”).

The Employment Agreement provides for an annual base salary of $250,000, with the base salary to be reviewed by the Company in its discretion from time to time. Mr. Aramini is entitled to an annual bonus which could permit him to earn up to 175% of his base salary depending on the operating profits of the Company and the performance of Mr. Aramini. The Employment Agreement originally granted Mr. Aramini options to purchase 100,000 shares of the Company’s Common Stock, 20% of which vested immediately and the remainder vest at the rate of 20% per year over the Employment Period. Under the terms of the amendment and restatement to the Employment Agreement dated May 3, 2002, Mr. Aramini was granted additional options to purchase 20,000 shares of Common Stock, which options vest on January 1, 2005. Mr. Aramini is also entitled to vacation, employee benefits under the Company’s employee benefits plans, an annual car and housing allowance, and a household improvement allowance in conjunction with his move to the Birmingham, Alabama area.

Under the Employment Agreement, Mr. Aramini is entitled to various amounts on the termination of his employment. In the event Mr. Aramini is terminated without cause, he is entitled to receive his base salary and employee benefits until the earliest of (i) twenty-four months following the date of termination, (ii) the expiration of the Employment Period or (iii) the date Mr. Aramini becomes eligible to receive such salary and benefits from some other source (determined on a benefit-by-benefit basis). In addition, in the event Mr. Aramini is terminated without cause or if a change in control of the Company occurs, any unvested stock options will immediately vest. If Mr. Aramini is terminated with cause, he is entitled to receive his base salary and accrued vacation through the date of his termination.

As of May 3, 2002, the Company and Mr. Aramini entered into an executive deferred compensation agreement and an associated “rabbi trust.” The agreement provides for an initial lump-sum contribution of $562,140 to the trust. For each of the 2002, 2003, 2004, and 2005 full calendar years of employment, the agreement provides for Company lump sum trust contributions of $287,820, $308,560, $296,000 and $324,240, respectively, following year-end. Company contributions to the trust are invested by the trustee and are to be disbursed to Mr. Aramini in accordance with the terms of the agreement; however, funds are subject to the claims of Company creditors until distributed per the agreement. The agreement provides for the distribution to Mr. Aramini of the funds held by the trust upon the termination of his employment other than for cause. Termination after a change in control of the Company is, under the agreement, a termination other than for cause. Finally, the agreement provides for the distribution of trust funds to a beneficiary upon Mr. Aramini’s death prior to distribution to him.

COMPENSATION COMMITTEE REPORT

The Compensation Committee is responsible for administering the Company’s compensation policies and practices and approves all elements of compensation for executive officers. Set forth below in full is the Report of the Compensation Committee regarding the compensation paid by the Company to its executive officers during 2002.

Compensation Philosophy

In determining the compensation payable to the Company’s executive officers, the Compensation Committee seeks to achieve the following objectives:

•	Motivate executives to achieve the goals set forth in the Company’s annual business plan,

•	Focus participants on achieving predetermined individual/team goals that complement the annual business plan,

•	Provide the opportunity for participants to earn highly competitive compensation in a cost effective manner, and

•	Create a common interest between executive officers and the Company’s stockholders through the use of stock options that link a portion of each executive officer’s compensation to the value of the Common Stock.

Compensation Program

During 2002, the Company continued its comprehensive compensation program that was fully implemented in 2001, which recognizes both short and long-term performance (the “Program”). The Program defines the process and standards for awarding both cash awards, and, to a select number of key executives, stock option awards, to recognize long-term objectives. The Program targets management as well as selected key contributors of the Company’s business units. The Program is based upon the following target award concepts:

•	Short-Term Compensation:

—	Participants are eligible for a target annual incentive to be paid in cash that is expressed as a percentage of base salary. In 2002 the incentive was based 70% on Company financial performance and 30% on personal goal achievement;

—	Incentive award size will be generally consistent with competitive pay levels for each organizational level and will reflect internal value to the Company; and

—	Assuming the Company’s threshold performance levels are achieved, target incentive awards will be adjusted based on the Company’s performance versus corporate goals and on individual performance versus individual or team goals.

•	Long-Term Compensation:

—	Each year a select number of executives may receive stock options which vest over a period determined by the Compensation Committee.

Other Compensation Committee Activities

As the Company’s executive management and staff have been enhanced, the Compensation Committee has been active with the Board and Chief Executive Officer to review all compensation offers made to key executives to ensure consistency with the guidelines of the Program.

On February 27, 2003, the Compensation Committee met with the President and Chief Executive Officer to review recommendations and approve short and long-term compensation awards based on the Company’s 2002 performance.

Compensation of Chief Executive Officer

Mr. Ronald A. Aramini was hired as President and Chief Executive Officer of the Company effective January 1, 2000. Based on Mr. Aramini’s personal performance during 2001 and the overall achievements of the Company in meeting key objectives, the Compensation Committee raised Mr. Aramini’s annual salary to $300,000 for 2002 and awarded him options for 30,000 shares of common stock. Mr. Aramini was awarded additional options for 20,000 shares of common stock in connection with the extension of Mr. Aramini’s Employment Agreement with the Company in 2002. Mr. Aramini’s bonus paid in 2002 was awarded based on the achievement by the Company during 2001 of certain EBIT goals set by the Compensation Committee.

Deductibility of Compensation in Excess of $1 Million Per Year

Section 162(m) of the Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to a company’s chief executive officer and any of its four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. For 2003, the Company does not anticipate that there will be nondeductible compensation for the Company positions in question. The Compensation Committee plans to continue to review the matter for 2003 and future years in order to determine the extent of possible modification to the Company’s compensation arrangements.

Compensation Committee:

Harold T. “Skip” Bowling

Thomas C. Richards

STOCK PRICE PERFORMANCE GRAPH

The graph below compares the cumulative total stockholder return on the Common Stock, Standard & Poor’s 500 Stock Index, Standard & Poor’s Aerospace/Defense Stock Index and Standard & Poor’s Airline Stock Index as prepared by Standard & Poor’s Compustat-Custom Business Unit. The graph assumes that $100 was invested in each security/market index on December 31, 1997 and calculates the return through December 31, 2002, assuming all dividends are reinvested. The stock price of the Common Stock on the following graph is not necessarily indicative of future stock price performance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions With Management

On September 7, 1999, Matthew L. Gold, the former Chairman, President and Chief Executive Officer of the Company and a former member of the Board, entered into a severance agreement (the “Severance Agreement”) with the Company. The Severance Agreement provided Mr. Gold with medical benefits for the remainder of his life and total payments of approximately $1.4 million payable ratably over three years. These severance payments commenced on January 1, 2000, with the final payment being made in November 2002. On December 11, 2002, the Company entered into a six-month consulting agreement with Mr. Gold upon his resignation from the Board of Directors, which provides for aggregate consulting fees of $100,000.

On April 23, 2002, the Company loaned Mr. Aramini, its President and Chief Executive Officer, $425,000 under the terms of a Promissory Note. The Promissory Note carries a fixed interest rate of 5% per annum and is payable within 60 days of Mr. Aramini’s termination of employment with the Company. As of March 31, 2003, the total outstanding principal and accrued interest on the Promissory Note was $444,479.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of shares of the Common Stock as of March 31, 2003 by (i) the Named Executive Officers, directors and nominees for director, (ii) all of the Company’s executive officers and directors as a group and (iii) all other stockholders known by the Company to own beneficially more than five percent of the Common Stock.

Name and Address(1)	Amount and Nature of Beneficial Ownership(2)		Percent Beneficially Owned (%)(3)
Michael E. Tennenbaum	1,079,799	(4)	26.3%
Tennenbaum & Co., LLC	1,004,955	(5)	24.9%
Tennenbaum Capital Partners, LLC.	1,004,955	(6)	24.9%
David L. Babson & Company Inc.	1,000,000	(7)	24.8%
MassMutual Life Insurance Company.	1,000,000	(7)	24.8%
Robert E. Joyal	1,000,000	(7)	24.8%
Hovan Capital Management, LLC	400,150		9.9%
Rustic Canyon Ventures, L.P.	300,000		7.4%
Peter Thiel	280,998		7.0%
Mark K. Holdsworth	122,064	(8)	3.0%
Ronald A. Aramini	117,500		2.8%
Thomas C. Richards	99,594		2.4%
Harold T. Skip Bowling	74,498		1.8%
John R. Lee	38,250		*
Ronald W. Yates	28,708		*
Doris K. Sewell	14,000		*
Eric L. Wildhagen	5,800		*
All Executive Officers, Directors and Director Nominee as a group (10 persons)	2,580,213		56.6%

*	Less than 1%

(1)	The address for Michael E. Tennenbaum, Tennenbaum & Co., LLC (“TCO”) and Tennenbaum Capital Partners, LLC (“TCP”) is 11100 Santa Monica Boulevard, Suite 210, Los Angeles, California 90025. The address for David L. Babson & Company, Inc. (“Babson”), and Robert Joyal is 1500 Main Street, Springfield, Massachusetts 01115. The address for Massachusetts Mutual Life Insurance Company (“MassMutual Insurance”) is 1295 State Street, Springfield, Massachusetts 01111. The address for Hovan Capital Management, LLC is 81 Beach Road, Belvedere, California 94920. The address for Rustic Canyon Ventures, L.P. is 220 West First Street, 6th Floor, Los Angeles, California 90012. The address for Peter Thiel is 3000 Sand Hill Road, Building 1, Suite 250, Menlo Park, California 94025.

(2)	Includes the following shares issuable upon the exercise of outstanding stock options which are exercisable within 60 days of March 31, 2003 (“Option Shares”): Mr. Tennenbaum 74,844 Option Shares; General Richards 99,594 Option Shares; Mr. Aramini 117,500 Option Shares; Mr. Holdsworth 74,844 Option Shares; Mr. Bowling 74,498 Option Shares; Mr. Lee 38,250 Option Shares; General Yates 28,708 Option Shares; and Ms. Sewell 14,000 Option Shares. Beneficial ownership of stockholders with more than 5% beneficial ownership of the Common Stock of the Company has been determined by the Company from the most recent filings as of March 31, 2003 made by such stockholders with the Securities and Exchange Commission (“SEC”) under Section 13 of the Securities Exchange Act of 1934.

(3)	Percentage of ownership is based on 4,033,255 shares of Company Common Stock outstanding as of March 31, 2003. In the case of persons who possess outstanding stock options, percentage of ownership is based on 4,033,255 shares of Company Common Stock outstanding as of March 31, 2003 and the number of shares underlying options held by such persons exercisable within 60 days from said date. An asterisk means less than 1%.

(4)	Mr. Tennenbaum may be deemed to beneficially own 1,079,799 shares of the Company’s Common Stock which includes 456,809 shares which he has shared voting and dispositive power with TCP, SVIM/MSM, LLC (“SVIM/MSM”) and TCO, 215,211 shares which he has shared voting and dispositive power with TCP, SVIM/MSM II, LLC (“SVIM/MSM II”) and TCO, 3,730 shares which he has shared voting and dispositive power with TCP, TCO, and a separate account managed by TCP, 329,205 shares which he has shared voting and dispositive power with TCP and TCO, and 74,844 shares issuable to Mr. Tennenbaum upon the exercise of outstanding stock options that are exercisable within sixty days of March 31, 2003.

(5)	TCO may be deemed to beneficially own 1,004,955 shares of the Company’s Common Stock, which includes 456,809 shares which it has shared voting and dispositive power with TCP, SVIM/MSM and Mr. Tennenbaum, 215,211 shares which it has shared voting and dispositive power with TCP, SVIM/MSM II and Mr. Tennenbaum, 3,730 shares which it has shared voting and dispositive power with TCP, Mr. Tennenbaum and a separate account managed by TCP, and 329,205 shares which it has shared voting and dispositive power with TCP and Mr. Tennenbaum.

(6)	TCP may be deemed to beneficially own 1,004,955 shares of the Company’s Common Stock, which includes 456,809 shares which it has shared voting and dispositive power with TCO, SVIM/MSM and Mr. Tennenbaum, 215,211 shares which it has shared voting and dispositive power with TCO, SVIM/MSM II and Mr. Tennenbaum, 3,730 shares which it has shared voting and dispositive power with TCO, Mr. Tennenbaum and a separate account managed by TCP, and 329,205 shares which it has shared voting and dispositive power with TCO and Mr. Tennenbaum.

(7)	Includes 150,000 shares owned by MassMutual High Yield Partners, LLC (“Mass Mutual High Yield”), 92,900 shares owned by Tower Square Capital Partners, L.P. (“Town Square”) and 3,652 shares owned by TSCP Selective, L.P. (“TSCP”) as to which Babson, Robert E. Joyal (as President of Babson) and MassMutual Insurance, share voting and dispositive power, and as to which Babson and MassMutual Insurance disclaim beneficial ownership. MassMutual Insurance claims beneficial ownership of 753,448 shares, as to which Babson disclaims beneficial ownership. Babson provides investment advice to MassMutual Insurance, Tower Square and TSCP pursuant to advisory agreements with those entities and to MassMutual High Yield, pursuant to authority delegated by MassMutual Insurance. Mr. Joyal disclaims beneficial ownership of the 1,000,000 shares described in this footnote.

(8)	Includes 47,220 shares owned by the Holdsworth Family Living Trust and 74,844 shares issuable to Mr. Holdsworth upon the exercise of outstanding stock options that are exercisable within sixty days of March 31, 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, directors, executive officers and beneficial owners of ten percent or more of the Common Stock (“Reporting Persons”) are required to report to the SEC on a timely basis the initiation of their status as a Reporting Person and any changes with respect to their beneficial ownership of the Common Stock. Based solely on its review of such forms received by it, the Company believes that all filing requirements applicable to its directors, executive officers and beneficial owners of ten percent or more of the Common Stock were complied with during 2002.

PROPOSAL 2

APPROVAL OF AMENDMENT TO THE NONQUALIFIED OPTION PLAN

OF THE COMPANY

The Company’s Nonqualified Stock Option Plan, as amended (the “NQSO Plan”), was originally adopted by the Company in September 1989. On March 3, 2003, the Board of Directors of the Company approved an amendment to the NQSO Plan that would increase the maximum number of shares of Common Stock subject to the NQSO Plan from 1,500,000 shares to 2,000,000 shares (the “Option Plan Amendment”). If adopted by the stockholders of the Company, the Option Plan Amendment would be effective as of March 3, 2003. The NQSO Plan, as amended by the Option Plan Amendment, is included in this Proxy Statement as Exhibit A.

The Company’s Board of Directors and its Compensation Committee believe that the proposed Option Plan Amendment is necessary and in the best interests of the Company. The amendment encourages stock ownership by management and members of the Board of Directors, permits the Company to attract and retain officers, directors, consultants and independent contractors, and continues to provide incentives and promote the financial success and progress of the Company. In addition, the grant of stock options in particular can be made without the expenditure of the Company’s cash or other liquid resources, which are being preserved for the Company’s expansion of its customer base and exploration of strategic alternatives to enhance stockholder value. Accordingly, the stockholders are being asked to approve the amendment described above which will increase the aggregate number of shares of Common Stock subject to the NQSO Plan from 1,500,000 shares to 2,000,000 shares.

Vote Required; Board Recommendation

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by Proxy and entitled to vote at the Annual Meeting is required to approve the Option Plan Amendment. Abstentions and broker non-votes will not affect the approval of the Option Plan Amendment. Unless instructed to the contrary, the shares represented by the Proxies will be voted to approve the Option Plan Amendment.

The Board of Directors recommends a vote “FOR” the approval of the Option Plan Amendment.

Summary of Non-Qualified Stock Option Plan

The following is a summary description of the NQSO Plan, as amended by the Option Plan Amendment. The summary description is not intended to be a complete description of the NQSO Plan, as amended. Reference should be made to a copy of the NQSO Plan, as amended, attached hereto as Exhibit A.

Administration

The NQSO Plan is administered by the Compensation Committee, which has the sole authority to select the individuals to whom grants may be made under the NQSO Plan and to determine the type of incentive awards to be granted, the number of shares of stock to be covered by each award and the terms and conditions of awards granted under the NQSO Plan.

Shares Reserved Under the NQSO Plan; Eligibility

The total number of shares of Common Stock authorized and available for distribution under the NQSO Plan shall be 2,000,000 (subject to appropriate adjustments to reflect changes in the capitalization of the Company). Persons eligible for participation in the NQSO Plan include employees, officers, directors, consultants and independent contractors of the Company, or its affiliated companies. Employees of the Company are eligible to receive awards for no more than 500,000 shares of Common Stock per employee. Grants to non-employee directors may only be awarded pursuant to formula grants as determined by the NQSO Plan.

Stock Based Awards

The types of incentive awards that may be granted under the NQSO Plan are described below.

Stock Options.    Stock options may be granted either alone or in conjunction with other awards under the NQSO Plan. Stock options granted under the NQSO Plan shall be non-qualified stock options.

The exercise price per share of stock which may be purchased pursuant to exercise of a stock option shall be determined by the Compensation Committee, but shall not be less than 50% of the fair market value of the stock on the date of grant of the option. Options granted to officers and directors shall have an option price of 100% of the fair market value of Common Stock on the date of grant. The term of each stock option shall be fixed by the Compensation Committee.

Stock options will be exercisable at such time or times and subject to such terms and conditions as determined by the Compensation Committee. The conditions may include time of service, price of the Company’s stock or any other criteria.

Stock options may be exercised in whole or in part at any time by giving written notice of exercise to the Company and tendering payment in full for the shares. Payment may be made in cash or, if permitted by the Compensation Committee, by surrender of shares of stock of the Company owned by the optionee. If permitted by the Compensation Committee, payment may also be made by delivering a properly executed notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds attributable to the purchased shares needed to pay the exercise price. The Committee may also permit a participant to effect a net exercise of an option without tendering any shares of Common Stock as payment for the option.

If the Company or its stockholders enter into an agreement to effect a change of control of the Company, any option granted pursuant to the NQSO Plan shall become immediately exercisable.

Reload Options.    Concurrently with the award of options under the NQSO Plan, the Compensation Committee may authorize reload options to purchase, for cash or shares, the number of shares of Common Stock used to exercise the underlying option. Each notice evidencing the grant of an option shall state whether the Compensation Committee has authorized reload options with respect to the underlying option grant. The option price per share of the Common Stock deliverable upon exercise of a reload option shall be the fair market value of a share of Common Stock on the date of exercise of the underlying option. Each reload option is fully exercisable from the date of exercise of the underlying option and shall remain exercisable for the remaining term of the underlying option.

Stock Appreciation Rights.    Stock Appreciation Rights (“SARs”) may be granted in conjunction with stock options granted under the NQSO Plan, or may be granted alone. Upon the exercise of an SAR, a participant shall be entitled to receive shares of Common Stock equal in value to the excess of the fair market value of one share of stock over the exercise price per share specified in the related option or SAR, multiplied by the number of shares in respect of which the SAR shall have been exercised.

Stock Grants.    Shares of Common Stock may be issued either alone or in addition to other awards granted under the NQSO Plan subject to such conditions or to no conditions as may be determined by the Compensation Committee. Recipients of stock grants will not be required to pay for the acquisition of Common Stock but will be subject to tax consequences and resale restrictions.

Grants to Outside Directors.    Beginning in 2001 and each year thereafter in which the Compensation Committee makes its annual grant of options to the Company’s officers and other key employees, each director who is not an employee of the Company will be granted an option for 20,000 shares of Common Stock, without further action by the Compensation Committee. The exercise price for options granted to outside directors under this provision shall be 100% of the fair market value of the Common Stock on the date of grant. Each option granted to directors under this provision shall include authorization for a reload option in accordance with the terms of the NQSO Plan.

Termination and Amendment of the NQSO Plan

The NQSO Plan shall terminate on September 8, 2009. Subject to certain limitations, the Board of Directors of the Company or the Compensation Committee may at any time amend or revise the terms of the NQSO Plan provided that no such amendment or revision shall (i) increase the maximum aggregate number of shares that may be issued pursuant to awards granted under the NQSO Plan or (ii) effect any change to the NQSO Plan which is required to be approved by stockholders by law.

Employment Requirements

Each recipient of an award, if requested by the Compensation Committee, must agree in writing as a condition of the granting of the award to remain in the employ of the Company for a period or periods specified by the Compensation Committee. Such period shall in no event exceed an aggregate of four years.

Rights Upon Termination of Employment, Director, Consultant or Independent Contractor Status; Right Upon Death

If an award recipient ceases to be employed by the Company or ceases to serve as a director, consultant or independent contractor of the Company for any reason other than death or retirement, his or her award shall terminate one year from the date that the recipient ceases to be employed by or serve as a director, consultant or independent contractor of the Company. The Compensation Committee may, in its discretion, allow options and SARs to remain exercisable for up to one additional year for each year of service to the Company by the award recipient (up to a maximum of five years after the date of termination). If the recipient dies while he or she is an employee, director or consultant of the Company, his or her options and SARs shall remain exercisable for one year after the date of death unless the options, SARs or the NQSO Plan otherwise provide for earlier termination.

Transferability of Awards

Awards granted pursuant to the NQSO Plan may not be sold, pledged, assigned or transferred in any manner otherwise than by will or the laws of descent and distribution. During the lifetime of the award recipient, options and SARs may only be exercised by the recipient or by his or her guardian or legal representative.

Discussion of Federal Income Tax Consequences

The following statements are based on current interpretations of existing Federal income tax laws. The law is technical and complex and the statements represent only a general summary of some of the applicable provisions.

Stock Options.    There are no Federal income tax consequences either to the optionee or to the Company upon the grant of a stock option. On exercise of a non-qualified stock option, the amount by which the fair market value of the shares on the date of exercise exceeds the option exercise price will be taxable to the optionee as compensation income and will be deductible for tax purposes by the Company. The disposition of shares acquired upon exercise of a non-qualified stock option will generally result in a capital gain or loss for the optionee, but will have no further tax consequences for the Company.

Stock Appreciation Rights.    The grant of an SAR generally does not result in income to the grantee or in a deduction for the Company. Upon the exercise of an SAR, the grantee will recognize ordinary income and the Company will be entitled to a tax deduction measured by the fair market value of the shares plus any cash received.

Stock Grants.    The grant of stock generally does not result in income to the grantee or in a deduction for the Company, assuming the shares transferred are subject to restrictions which constitute a “substantial risk of forfeiture” and the grantee does not make a special tax election. If there are no such restrictions and no special tax election is made, the grantee would recognize compensation income upon receipt of the shares. Dividends paid to the grantee while the stock is subject to such restrictions, absent a special tax election, would be treated as compensation for Federal income tax purposes. At the time the restrictions lapse, the grantee would recognize compensation income for the difference between the fair market value of such shares and the price paid, if any, and the Company would be entitled to a tax deduction of an equal amount.

PROPOSAL 3

APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

General

The Board of Directors of the Company, based on the recommendation of its Audit Committee, has selected Ernst & Young LLP (“Ernst & Young”) to serve as the Company’s independent auditor for the current year. The Audit Committee considered the provision of non-audit services by Ernst & Young in its determination regarding Ernst & Young’s independence.

At the direction of the Audit Committee and the Board, the ratification of the appointment of Ernst & Young for the current year ending December 31, 2003 is being presented to the stockholders of the Company for approval at the Annual Meeting (the “Appointment of Accountants”). If the Appointment of Accountants is not ratified, the Board, based on the recommendation of the Audit Committee, will select other independent accountants. It is expected that a representative of Ernst & Young will be present at the Annual Meeting to respond to appropriate questions, and will be given the opportunity to make a statement if he so desires.

On July 8, 2002, the Company’s Board of Directors, based on the recommendation of its Audit Committee, dismissed Arthur Andersen LLP (“Andersen”) as the Company’s independent auditor and engaged Ernst & Young to serve as its independent auditor for the 2002 fiscal year effective July 8, 2002. Ernst & Young has audited the financial statements of the Company for the year ended December 31, 2002.

The reports of Andersen on the Company’s financial statements for the years ended December 31, 2001 and 2000 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2001 and 2000, and in the interim period between December 31, 2001 and July 8, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Andersen, would have caused Andersen to make reference to the subject matter in their report. During the years ended December 31, 2001 and 2000, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the SEC).

During the Company’s two most recent fiscal years ended December 31, 2001, and the subsequent interim period through July 8, 2002, the Company did not consult with Ernst & Young LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Audit Fees

The aggregate fees billed by Ernst & Young for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2002 and the reviews of the interim financial statements included in the Company’s Forms 10-Q for the second and third quarters of the fiscal year ended December 31, 2002 totaled $120,000. Andersen performed the review of the first quarter 2002 interim financial statements included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2002, and was paid $87,100 for the review services that were performed together with the completion of the 2001 audit work performed in 2002.

Financial Information Systems Design and Implementation Fees

During the fiscal year ended December 31, 2002, the Company was not charged any fees by Ernst & Young or Andersen related to the design or implementation of a financial information system of the nature described in Regulation S-X Rule 2-01(c)(4)(ii) promulgated by the SEC.

All Other Fees

Ernst & Young and Andersen billed the Company $72,986 and $98,275, respectively, during the fiscal year ended December 31, 2002, for services other than those discussed above. These fees are broken down as follows:

	Ernst & Young	Andersen
Tax Services	$-0-	$62,275
Benefit Plan Audits	$-0-	$36,000
Other Audit Related Services	$72,986	$-0-

TOTAL	$72,986	$98,275

Vote Required; Board Recommendation

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the Appointment of Accountants. Abstentions and broker non-votes will not affect the Appointment of Accountants. Unless instructed to the contrary, the shares represented by the Proxies will be voted to approve the Appointment of Accountants.

After careful consideration, the Board has determined that the Appointment of Accountants is advisable and has directed that it be submitted to the Company’s stockholders for their approval. The Board unanimously recommends that you vote in favor of the Appointment of Accountants.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is composed of four directors who are independent directors as defined under the rules of The Nasdaq Stock Market currently in effect. The Audit Committee operates under a written charter adopted by the Board of Directors on March 16, 2000. The Audit Committee hereby submits the following report:

•	We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2002.

•	We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standard No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

•	We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board’s Standard No. 1, Independence Discussions with Audit Committees, as amended, and have discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, we recommend to the Board that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002. It should be noted that management is responsible for the Company’s financial reporting process including its system of internal control, and of the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures.

Audit Committee:

Harold T. “Skip” Bowling

Mark K. Holdsworth

Thomas C. Richards

Ronald W. Yates

DEADLINE FOR STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the Company’s 2004 Annual Meeting of Stockholders must be received by the Company by December 16, 2003 to be considered for inclusion in the Company’s proxy statement relating to such meeting.

The Company’s Bylaws require stockholders to give the Company advance notice of any proposal or director nomination to be submitted at any meeting of stockholders. The Bylaws prescribe the information to be included in such notice. In accordance with the Company’s Bylaws, a stockholder must notify the Company after February 14, 2004 and before March 16, 2004 of a proposal for the 2004 Annual Meeting which the stockholder intends to present other than by inclusion in the Company’s proxy material. If the Company does not receive such notice after February 14, 2004 and prior to March 16, 2004, proxies solicited by the Board of Directors of the Company will confer discretionary authority to vote upon any such matter. Any proposal must be submitted in writing by Certified Mail—Return Receipt Requested, to Pemco Aviation Group, Inc., Attention: Secretary, 1943 North 50th Street, Birmingham, Alabama 35212.

ANNUAL REPORT TO STOCKHOLDERS

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES THERETO, AS FILED WITH THE SEC, IS ENCLOSED WITH THIS PROXY STATEMENT. IF SUCH ANNUAL REPORT ON FORM 10-K IS NOT SO INCLUDED, PLEASE ADDRESS NOTIFICATION TO PEMCO AVIATION GROUP, INC., ATTENTION: DORIS K. SEWELL, VICE PRESIDENT—LEGAL AND CORPORATE AFFAIRS, 1943 NORTH 50th STREET, BIRMINGHAM, ALABAMA 35212.

OTHER MATTERS

The Company does not know of any business other than that described herein which will be presented for consideration or action by the stockholders at the Annual Meeting. If, however, any other business shall properly come before the Annual Meeting, shares represented by Proxies will be voted in accordance with the best judgment of the persons named therein or their substitutes.

BY ORDER OF THE BOARD OF DIRECTORS

Ronald A. Aramini

President and Chief Executive Officer

Birmingham, Alabama

April 14, 2003

EXHIBIT A

PEMCO AVIATION GROUP, INC.

NONQUALIFIED STOCK OPTION PLAN

Dated June 1, 1999

As Amended and Restated by the

Board of Directors of Pemco Aviation Group, Inc. on March 3, 2003

Section 1.  Purpose.    The purpose of the PEMCO AVIATION GROUP, INC. (the “Company”) Nonqualified Stock Option Plan (the “Plan”) is to provide incentives for selected persons to promote the financial success and progress of the Company by granting such persons awards (“Awards”) of incentives in the form of options to purchase shares of the Company’s Common Stock (“Options”), stock appreciation rights (“SARs”), and Common Stock of the Company (“Stock Grants”). An Award may consist of one or a combination of such incentives and may be made at any time or from time to time.

Section 2.  General Provisions.

A.  Administration.    The Plan shall be administered by the Compensation Committee, which shall be comprised of two or more independent outside directors appointed by the Board of Directors (the “Committee”). Notwithstanding the foregoing, if it would be consistent with all applicable laws, including, without limitation, Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 16b-3”), and the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder (including, without limitation, the regulations relating to Section 162(m) of the Code), then the Plan may be administered by the Board of Directors, and if so administered all subsequent references to the Committee shall refer to the Board of Directors. Any action of the Committee shall be taken by majority vote or the unanimous written consent of the Committee members.

B.  Authority of the Committee.    Subject to other provisions of the Plan, and with a view towards furtherance of its purpose, the Committee shall have sole authority and absolute discretion:

1.    to construe and interpret the Plan;

2.    to define the terms used herein;

3.    to prescribe, amend and rescind rules and regulations relating to the Plan;

4.    to determine the persons to whom Awards are granted;

5.    to determine the time or times at which Awards shall be granted;

6.    to determine the number of shares subject to each Award;

7.    to determine all of the other terms and conditions of the Options, SARs, and Stock Grants awarded hereunder; and

8.    to make all other determinations necessary or advisable for the administration of the Plan and to do everything necessary or appropriate to administer the Plan.

All decisions, determinations and interpretations made by the Committee shall be binding and conclusive on all participants in the Plan and on their legal representatives, heirs and beneficiaries.

C.  Maximum Number of Shares Subject to the Plan.    The maximum aggregate number of shares of Common Stock subject to the Plan shall be 2,000,000, subject to adjustment as provided in Section 2.G of the Plan. The Common Stock subject to the Plan may be divided among the various types of Awards as the Committee determines in its sole discretion from time to time. For purposes of calculating the maximum number of shares of Common Stock which may be issued under the Plan, (a) all shares underlying an Option (including the shares, if any, withheld for tax withholding requirements) shall be counted when cash is used as full payment for shares issued upon exercise of the Option; (b) in the case of net exercise of an Option, only the net shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted when shares of Common Stock are used as full or partial payment for shares issued upon exercise of an Option; (c) all shares underlying an SAR (including the shares, if any, withheld for tax withholding requirements) shall be counted upon exercise of an SAR; and (d) all shares issued pursuant to a Stock Grant (including the shares, if any, withheld for tax withholding requirements) shall be counted when the shares are no longer subject to any conditions, such as a vesting schedule, and certificates representing such shares have been issued and delivered. If any Options or SARs granted under the Plan expire or terminate for any reason before they have been exercised, the shares subject to such Options or SARs shall again be available under the Plan.

D.  Eligibility and Participation.    Subject to the terms of the Plan, Awards may be granted to such employees, officers, directors, consultants and independent contractors of the Company or any Parent, Subsidiary or Affiliate of the Company, as defined below, as the Committee may select from time to time in its sole discretion. Employees of the Company are eligible to receive Awards for no more than an aggregate of 500,000 shares of the Company’s Common Stock per employee under the Plan. If any Options or SARs granted to an employee expire unexercised or terminate before vesting, they shall not be included in the foregoing maximum aggregate of 500,000 shares per employee. The Committee, in its sole discretion, shall determine the number of shares of the Company’s Common Stock covered by any Award made to executive officers or other employees under the Plan. Grants to non-employee directors of the Company may only be made pursuant to formula grants in the manner and amounts set forth in Section 7 hereof, provided that, if, and to the extent that, the Committee or the Board of Directors could exercise authority to determine the amount, price and timing of grants hereunder to its members, consistent with all applicable laws, including, without limitation Rule 16b-3, grants to non-employee directors may be made by the Committee or the Board of Directors as permitted by law. A person may be granted more than one Award under the Plan. As used in the Plan, the following terms shall have the following meanings:

1.  “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of an Award, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.  “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of an Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.  “Affiliate” means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where “control” (including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

4.  “Common Stock” means shares of the Company’s $.0001 par value common stock, or such other shares as are substituted pursuant to Section 2.G hereof.

E.  Effective Date of Plan.    The Plan was adopted by the Company on September 8, 1989 and has been amended thereafter from time to time.

F.  Termination and Amendment of Plan.    The Plan shall terminate on September 8, 2009. No Options, SARs, or Stock Grants shall be granted under the Plan after that date. Subject to the limitation contained in Section 2.H of the Plan, the Board or the Committee may at any time amend or revise the terms of the Plan, including the form and substance of the Options, SARs, and Stock Grants granted hereunder, provided that no such amendment or revision shall (i) increase the maximum aggregate number of shares that may be issued pursuant to Awards granted under the Plan, except as permitted under Section 2.G of the Plan; or (ii) effect any change to the Plan which is required to be approved by shareholders by law, including without limitation the regulations promulgated under Section 162(m) of the Code.

G.  Adjustments.    If the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which Options, SARs, and Stock Grants may be granted under the Plan. A corresponding adjustment shall be made to the number or kind of shares allocated to unexercised Options and SARs, or portions thereof, and to unvested Options, SARs, and Stock Grants granted prior to any such change. Any such adjustment in outstanding Options or SARs shall be made without change in the aggregate purchase price applicable to the unexercised portion of such Options or SARs, but with a corresponding adjustment in the price for each share covered by the Options or SARs.

H.  Prior Options and Obligations.    No amendment, suspension or termination of the Plan shall, without the consent of the person who has received an Award, alter or impair any of that person’s Options or obligations under any Award granted under the Plan prior to that amendment, suspension or termination.

I.  Privileges of Stock Ownership.    Notwithstanding the exercise of any Option or SAR, or the receipt of any Stock Grant, granted pursuant to the terms of the Plan, no person shall have any of the rights or privileges of a shareholder of the Company with respect to any shares of stock until certificates representing such shares have been issued and delivered. No shares shall be required to be issued and delivered upon exercise of any Option or SAR, or pursuant to a Stock Grant, until there has been compliance with all of the requirements of law and of all regulatory agencies having jurisdiction over the issuance and delivery of the securities.

J.  Reservation of Shares of Common Stock.    During the term of the Plan, the Company will at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan. In addition, the Company will from time to time, as is necessary to accomplish the purposes of the Plan, seek or obtain from any regulatory agency having jurisdiction any requisite authority in order to issue shares of common stock hereunder. The inability of the Company to obtain from any regulatory agency having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance of any Award or shares of its stock hereunder shall relieve the Company of any and all liability with respect to the nonissuance of the Award or the shares of Common Stock as to which the requisite authority shall not have been obtained.

K.  Tax Withholding.    The exercise of any Option or SAR, and the receipt of any Stock Grant, is subject to the condition that if at any time the Company shall determine, in its discretion, that the satisfaction of withholding tax or other withholding obligations under any state or federal law is necessary or desirable as a condition of, or in connection with, such exercise or delivery or purchase of shares pursuant thereto, then in such event, the exercise of an Option or SAR, or the receipt of a Stock Grant, shall not be effective unless such withholding shall have been effected or obtained in a manner acceptable to the Company.

L.  Fair Market Value.    The “fair market value” of the Common Stock means if there is an established market for the Company’s Common Stock on a stock exchange, in an over-the-counter market or otherwise, the mean of the highest and lowest quoted selling prices on the date upon which an Option or SAR is granted or (b) if there were no such sales on such date, then in accordance with Treasury Regulation Section 20.2031-2 or successor regulations.

Section 3.  Options.

A.  Option Price.    The option price for shares acquired pursuant to the exercise of any Option, in whole or in part, shall be determined by the Committee at the time of the grant of the Option. Such option price may be less than the fair market value of the Company’s Common Stock on the date of grant, but in no event shall the option price be less than fifty percent (50%) of the fair market value of the Common Stock on the date of grant. The foregoing notwithstanding, the option price of Options granted to officers or directors shall be 100% of the fair market value of the Company’s Common Stock on the date of grant.

B.  Exercise of Options.    Each Option shall be exercisable in one or more installments during its term, and the right to exercise may be cumulative, as determined by the Committee. No Option may be exercised for a fraction of a share of Common Stock. The option price shall be paid at the time of exercise of the Option in cash or shares of the Company’s Common Stock, or in a combination thereof. If permitted by the Committee, payment may also be made by delivering a properly executed notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds attributable to the purchased shares needed to pay the exercise price. If any portion of the purchase price at the time of exercise is paid in shares of Common Stock, those shares shall be tendered at their fair market value on the date of exercise. The Committee may also permit a participant to effect a net exercise of an Option without tendering any shares of the Company’s Common Stock as payment for the Option. In such an event, the participant will be deemed to have paid for the exercise of the Option with shares of the Company’s stock and shall receive from the Company a number of shares equal to the difference between the shares that would have been tendered and the number of Options exercised. The Committee may in its discretion and subject to ratification by the entire Board of Directors, loan one or more participants all or a portion of the exercise price, together with the amount of any tax liability incurred by the participant as a result of the exercise of the Option, for up to three (3) years with interest payable at the prime rate quoted in the Wall Street Journal on the date of exercise. Non-employee directors may receive such loans for the exercise of their Options without Committee approval or Board ratification.

C.  Acceleration of Options.    Notwithstanding the first sentence of Section 3.B of the Plan, if the Company or its shareholders enter into an agreement to dispose of all or substantially all of the assets or stock of the Company by means of a sale, merger or other reorganization, liquidation, or otherwise, any Option granted pursuant to the Plan shall become immediately exercisable with respect to the full number of shares subject to that Option during the period commencing as of the date of the agreement to dispose of all or substantially all of the assets or stock of the Company and ending when the disposition of assets or stock contemplated by that agreement is consummated or the Option is otherwise terminated in accordance with its provisions or the provisions of the Plan, whichever occurs first; provided that no Option shall be immediately exercisable under this Section on account of any agreement of merger or other reorganization where the shareholders of the Company immediately before the consummation of the transaction will own at least 50% of the total combined voting power of all classes of stock entitled to vote of the surviving entity (whether the Company or some other entity) immediately after the consummation of the transaction. In the event the transaction contemplated by the agreement referred to in this Section is not consummated, but rather is terminated, canceled or expires, the Options granted pursuant to the Plan shall thereafter be treated as if that agreement had never been entered into.

D.  Written Notice Required.    Any Option granted pursuant to the Plan shall be exercised when written notice of that exercise has been given to the Company at its principal office by the person entitled to exercise the Option and full payment for the shares with respect to which the Option is exercised has been received by the Company.

Section 4.  Reload Options.    Concurrently with the award of Options under the Plan, the Committee may authorize reload options (“Reload Options”) to purchase, for cash or shares, the number of shares of Common Stock used to exercise the underlying Option.

A.  Reload Option Amendment.    Each notice evidencing the grant of an Option shall state whether the Committee has authorized Reload Options with respect to the underlying Option. Upon the exercise of an underlying Option, the Reload Option will be evidenced by an amendment to the notice of grant of the underlying Option. Reload Options shall be subject to the terms and conditions in the underlying option agreement and shall be subject to the terms and conditions set forth in the Plan.

B.  Reload Option Price.    The option price per share of Common Stock deliverable upon exercise of a Reload Option shall be the fair market value of a share of Common Stock on the date of exercise of the underlying Option.

C.  Term and Exercise.    Each Reload Option is fully exercisable from the date of exercise of the underlying Option and shall remain exercisable for the remaining term of the underlying Option. Reload Options may be exercised in the same manner as the underlying Options in accordance with the Plan.

D.  Termination of Employment.    No additional Reload Options shall be granted to participants in the Plan when an Option or Reload Option is exercised pursuant to the terms of the Plan following termination of the participant’s employment or the cessation of the participant’s service to the Company as a director, consultant or independent contractor.

Section 5.  Stock Appreciation Rights.    The Committee may, from time to time in its sole discretion, grant SARs in addition to or in conjunction with Options granted hereunder, either at the time of the grant of the Options or at any subsequent time during the term of the Options. Subject to the terms of the Plan, the Committee shall determine and designate the recipients of SARs, the dates SARs are granted, the number of shares subject to SARs, the duration of each SAR, and whether SARs are alternative to any previously or contemporaneously granted Option or Reload Option (“Related Options”). SARs shall be subject to the terms and conditions and evidenced by agreements in the form determined from time to time by the Committee.

A.  Value of SARs.    SARs shall entitle their holders to receive a number of shares of the Company’s Common Stock equal to (i) the excess of the fair market value of a share of the Company’s Common Stock on the date of exercise over a specified price fixed by the Committee, which price may not be less than 100% of the fair market value of a share of Common Stock on the date of the grant, multiplied by (ii) the number of shares as to which the holder is exercising the SAR.

B.  Duration.    The term of an SAR granted as an alternative to an Option will be the same as the term of its Related Option; upon exercise of the SAR, the Related Option will terminate, and upon exercise of the Related Option, the SAR will terminate. The term of an SAR granted in addition to and separately from any Option shall be specified by the Committee at the time such SAR is granted.

C.  Exercise of SARs.    SARs may be exercised according to their terms by providing written notice to the Company at any time prior to the expiration of the SAR. No SAR may be exercised for a fraction of a share of Common Stock. If the SAR is alternative to an Option, the Related Option shall be deemed terminated to the extent the SAR is exercised.

Section 6.  Stock Grants.    The Committee may, from time to time in its sole discretion, grant shares of the Company’s Common Stock under the Plan. Such Stock Grants may be awarded with or without conditions, such as vesting schedules or performance requirements. Recipients of Stock Grants will not be required to pay for the acquisition of the Company’s Common Stock but will be subject to tax consequences and resale restrictions.

Section 7.  Grants to Outside Directors.    On the same date in 2001 and each year thereafter on which the Committee makes its annual grant of Options to the Company’s officers and other key employees, each director who is not an employee of the Company shall be granted an Option for 20,000 shares of Common Stock, without further action by the Committee. The exercise price for Options granted to outside directors under this Section shall be 100% of the fair market value of the Common Stock on the date of grant. Each Option granted in accordance with this Section shall include authorization for a Reload Option in accordance with Section 4 of the Plan.

Section 8.  Terms and Conditions May Differ.    The terms and conditions of Awards granted under the Plan may differ as the Committee shall in its discretion determine so long as all Awards satisfy the requirements of the Plan.

Section 9.  Duration of Options and SARs.    Each Option and each SAR granted pursuant to the Plan shall expire on the date determined by the Committee which shall be not later than ten years after the date of grant and shall be subject to early termination as provided in the Plan. Subject to the foregoing, Options granted to outside directors pursuant to Section 7 hereof shall be fully vested on the date of grant and shall be exercisable for a period of ten years.

Section 10.  Limitations on Acquiring Voting Stock.    No Award may be granted to persons who are not officers or directors of the Company if such Award would cause that person to hold, beneficially or of record, in excess of 5% of the outstanding voting stock of the Company.

Section 11.  Compliance with Securities Laws.    Shares of Common Stock shall not be issued with respect to any Award granted under the Plan unless the issuance and delivery of the shares pursuant thereto shall comply with all relevant provisions of state and federal law, including without limitation the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Further, each recipient of an Award hereunder shall consent to the imposition of a legend on the certificate representing the shares of Common Stock issued hereunder restricting the transferability of such shares as required by law, the Award, or by the Plan.

Section 12.  Employment.    Each recipient of an Award, if requested by the Committee, must agree in writing as a condition of the granting of his or her Award, to remain in the employ of the Company or to remain as a consultant to the Company, or any of its Subsidiaries, following the date of the granting of that Award for a period or periods specified by the Committee, which period(s) shall in no event exceed an aggregate of four years. Nothing in the Plan or in any Award granted hereunder shall confer upon any Award recipient any right to continued employment or retainer by the Company or any of its Subsidiaries, or limit in any way the right of the Company or any Subsidiary at any time to terminate or alter the terms of that employment or consulting arrangement.

Section 13.  Rights Upon Termination of Employment, Director, Consultant or Independent Contractor Status.    If an Award recipient ceases to be employed by the Company or ceases to serve as a director, consultant or independent contractor of the Company, or any Subsidiary, for any reason other than death or retirement, his or her Award shall terminate one year from the date of the Award recipient ceases to be employed by or serve as a director, consultant or independent contractor of the Company; provided that the Committee may, in its discretion, allow Options and SARs to remain exercisable (to the extent exercisable on the date of termination of employment or retainer) for up to one additional year for each year of service to the Company by the Award recipient (up to a maximum of five years after the date of termination), unless the Option, SAR, or the Plan otherwise provides for earlier termination; and provided further that, for purposes of determining when a director no longer serves the Company, the period during which post-retirement or similar benefits are paid to the director by the Company shall be deemed to be continued service.

Section 14.  Rights Upon Death.    Except as otherwise limited by the Committee at the time of the grant of an Option or SAR, if the recipient dies while he or she is an employee, director or consultant of the Company or any Subsidiary, his or her Options and SARs shall remain exercisable for one year after the date of death, unless the Options, SARs, or the Plan otherwise provide for earlier termination. During such exercise period after death, Options and SARs may be fully exercised, to the extent that they remain unexercised on the date of the recipient’s death, by the person or persons to whom the recipient’s rights to the Options or SARs shall pass by will or by laws of descent and distribution.

Section 15.  Waiver of Vesting Restrictions in the Event of Retirement.    Notwithstanding any provision of the Plan, in the event an Award recipient retires as an employee or director of the Company, or any Subsidiary, the Committee shall have the discretion to waive any vesting restrictions on the retiree’s Options, SARs, or Stock Grants.

Section 16.  Awards Not Transferable.    Awards granted pursuant to the Plan may not be sold, pledged, assigned or transferred in any manner otherwise than by will or the laws of descent and distribution. During the lifetime of the Award recipient, Options and SARs may only be exercised by that recipient or by his or her guardian or legal representative.

Section 17.  Reports to Shareholders.    Upon written request, the Company shall furnish to each Award recipient a copy of its most recent Form 10-K Annual Report and each quarterly report to shareholders issued since the end of the Company’s most recent fiscal year.

PROXY CARD

PEMCO AVIATION GROUP, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF

STOCKHOLDERS TO BE HELD ON MAY 14, 2003

The undersigned stockholder of Pemco Aviation Group, Inc., a Delaware corporation (the “Company”), hereby appoints Ronald A. Aramini and Mark K. Holdsworth, and each of them, as proxies for the undersigned with full power of substitution, to attend the annual meeting of the Company’s stockholders to be held on May 14, 2003 at 9:00 a.m., local time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the annual meeting with all powers possessed by the undersigned if personally present at the annual meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

Proposal 1.—To elect the following persons who are nominees to the Company’s board of directors:

Robert E. Joyal	Michael E. Tennenbaum
☐ FOR (except as indicated to the contrary below)	☐ WITHHOLD AUTHORITY For all nominees

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below)

Proposal 2.—To approve the Option Plan Amendment as described in the Notice of Annual Meeting and the accompanying Proxy Statement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 3.—To ratify the Appointment of Accountants as described in the Notice of Annual Meeting and the accompanying Proxy Statement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(Continued on the other side)

(Continued from the other side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

All other proxies heretofore given by the undersigned to vote shares of stock of the Company, which the undersigned would be entitled to vote if personally present at the annual meeting or any adjournment or postponement thereof, are hereby expressly revoked.

     PLEASE DATE THIS PROXY AND SIGN IT EXACTLY AS YOUR NAME OR NAMES APPEAR BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF SHARES ARE HELD BY A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER. IF SHARES ARE HELD BY A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

     Dated:                         , 2003

     Signature(s)

___________________________________________

___________________________________________

PLEASE MARK, DATE, SIGN AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. IF YOUR ADDRESS IS INCORRECTLY SHOWN, PLEASE PRINT CHANGES.